SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2005
Date of report (Date of earliest event reported)

ARDEN REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland (State of other jurisdiction of incorporation)	1-12193 (Commission File Number)	95-4578533 (I.R.S. Employer Identification No.)

11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 966-2600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 11, 2005, the Board of Directors (the “Board”) of Arden Realty, Inc. (the “Company”) approved the following:

(a)	Director Restricted Stock Awards. The Board approved a restricted stock award to each non-employee member of the Board in an amount equal to 2,500 shares of the Company’s common stock, effective April 12, 2005. The restricted stock awards granted to the non-employee members of the Board were made under the Second Amended and Restated 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership, effective as of September 27, 1996, as amended (the “Incentive Plan”), and will vest in equal installments on each of the next three anniversary dates of the award.

(b)	Increase in Director Retainer. The Board approved an increase in the annual retainer paid to the non-employee Chairpersons of the Nominating/Corporate Governance Committee and the Acquisitions/Dispositions/Investments Committee from $4,000 to $7,500, effective April 11, 2005.

(c)	Increase in Director Fees. The Board approved an increase in the meeting fees paid to the non-employee members of the Board from $1,500 to $2,000 for every Nominating/Corporate Governance Committee, Acquisitions/Dispositions/Investments Committee and Compensation Committee meeting attended by the non-employee members of the Board, effective April 11, 2005.

(d)	Establishment of Fiscal 2005 Base Salaries. The Board approved fiscal 2005 base salaries for the following executives, pursuant to their respective employment agreements, effective February 16, 2005, equal to:

Richard S. Ziman	$775,000
Victor J. Coleman	$625,000
Robert C. Peddicord	$360,000
Richard S. Davis	$360,000
Howard Stern	$300,000
David Swartz	$260,000

(e)	Executive Restricted Stock Awards. Pursuant to the Incentive Plan and as part of the Company’s long-term incentive award program, the Board approved an award of restricted stock to each of the following executives, effective April 12, 2005, equal to:

	Total Shares	Time-Based	Performance-
	Granted	Awards	Based Awards
Richard S. Ziman	52,305	26,153	26,152
Victor J. Coleman	29,106	14,553	14,553
Robert C. Peddicord	11,600	5,800	5,800
Richard S. Davis	11,600	5,800	5,800
Howard Stern	8,704	4,350	4,350
David Swartz	7,304	3,652	3,652

     The total restricted stock awarded to each executive will be allocated 50% as a time-based award and 50% as a performance-based award. Each award will be governed by restricted stock agreements. The time-based awards will be governed by the Company’s standard restricted stock agreement, as amended, a form of which is filed as Exhibit 10.1 to this current report on Form 8-K, and by this reference is made a part hereof. The performance-based awards will be governed by a new performance-based restricted stock agreement, a form of which is filed as Exhibit 10.2 to this current report on Form 8-K, and by this reference is made a part hereof. This current report describes certain terms of these restricted stock agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreements as filed herewith.

     Pursuant to the applicable restricted stock agreement, the time-based awards and the performance-based awards will vest in equal installments on each of the next five anniversary dates of the award, assuming certain performance targets are met, with regard to the performance-based awards. The Board has determined that the performance-based awards require that the Company achieve certain pre-determined financial hurdles in each of the five years the restricted stock vests. The financial hurdles are based upon Total Return to Shareholders (“TRS”). For the applicable restricted stock to vest, the Company’s TRS must exceed certain market benchmarks. The formula incorporates a carryback/carryforward feature that would, in essence, average the TRS performance over the five-year vesting period. In addition, the Board has determined that all future long-term incentive awards will be made solely in restricted stock, rather than in options or in a combination of options and restricted stock.

Furthermore, on April 11, 2005, the Compensation Committee and the Board approved the establishment of an Outperformance Plan (the “OP Plan”), through which certain executives of the Company can receive equity awards if the Company generates superior returns for its shareholders. The OP Plan is performance-based, utilizing TRS as the measurement criteria. OP Plan Awards (as defined below) will be paid in common stock or cash, with the amount awarded based on the value created for shareholders in excess of certain performance thresholds. Formal documentation of the OP Plan has not been, and may not be, prepared. However, the Compensation Committee and the Board have approved the following terms of the OP Plan:

Plan Term. The OP Plan is effective as of April 1, 2005, and will terminate March 31, 2009, or upon a change in control, if earlier (the “Measurement Period”).

Total Return to Shareholders. The OP Plan uses TRS (as defined above) as the performance criteria, calculated on a per share basis. TRS is equal to the dividends paid to shareholders during the Measurement Period, plus any change in the per share trading price of the Company’s common stock during the Measurement Period.

Outperformance Amount. The “Outperformance Amount” is equal to the excess shareholder value created, based upon the Company’s TRS in excess of the “Performance Threshold” (as defined below).

Performance Threshold. The “Performance Threshold” would be the greater of (a) 115% of the Morgan Stanley Real Estate Index total return and (b) an annual compounded TRS of 12%.

Plan Initial Share Value. The OP Plan uses a beginning share value of $34.97, which is the average closing price of the Company’s common stock for the 20 trading days prior to the inception of the plan.

Plan Final Share Value. The OP Plan uses a share price that reflects the approximate fair market value of the issued shares at the end of the Measurement Period, measured by calculating the average closing price for the Company’s common stock for the 20 trading days ending immediately prior to March 31, 2009.

OP Plan Award. Awards under the OP Plan (each an “OP Plan Award”) will be equal to 6% of the Outperformance Amount. Each OP Plan Award will be paid in common stock or cash upon the conclusion of the Measurement Period. A plan participant must remain employed by the Company at the end of fiscal 2009 in order to be eligible to receive an OP Plan Award.

Source of Stock. Any common stock issued pursuant to the OP Plan will be issued from the Incentive Plan. If common stock is not available, then the Compensation Committee may, at its discretion, utilize cash as a means of payment.

Maximum Benefit / Dilution Cap. Any common stock issued pursuant to the OP Plan will be subject to a dilution cap of 1.5% of the total shares of the Company’s common stock outstanding at March 31, 2009. The dilution cap will also be applied to OP Plan Awards paid in cash.

Dividends. Dividends will be paid on any common stock portion of an OP Plan Award after the end of the Measurement Period. Thus, dividend payments will commence for any dividend record date on or after March 31, 2009.

OP Plan Participants. The OP Plan participants will include the Company’s executive management team, as described below, and may include others at the discretion of the Compensation Committee after consideration of the recommendation of the Company’s management.

Outperformance Programs for Future Executives. The Compensation Committee may establish a new plan or a tracking plan for senior executives that are hired in the future, in which case any OP Plan Award will be based on the “value created” through TRS from that time.

Allocation to OP Plan Participants. The OP Plan will specify in advance each participant’s initial percentage allocation of the total OP Plan Award. No participant shall at any time have an allocation of more than 33 1/3%. The initial allocation is as follows:

Richard S. Ziman	20.0%
Victor J. Coleman	20.0%
Robert C. Peddicord	10.0%
Richard S. Davis	10.0%
David Swartz	10.0%
Howard Stern	10.0%
Other *	20.0%

Total	100.0%

*	To be determined by the Compensation Committee and the Company’s management.

Transferability. Any common stock awarded under the OP Plan is subject to a limit of transferability of 50% per year, commencing April 1, 2009 after the Measurement Period has expired and the OP Plan Award amount is determined.

ITEM 9.01 EXHIBITS

(c)	Exhibits:

10.1	Form of Restricted Stock Agreement

10.2	Form of Performance-Based Restricted Stock Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2005	ARDEN REALTY, INC.
	By:	/s/ Richard S. Davis
Richard S. Davis
Executive Vice President and Chief Financial Officer

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